UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2007

Icagen, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50676	56-1785001
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

4222 Emperor Boulevard, Suite 350 Durham, North Carolina	27703
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 941-5206

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 12, 2007, Icagen, Inc. (the “Company”) received a letter from Oxford Finance Corporation approving, as of August 27, 2007, a request by the Company to extend the line of credit under the Master Loan and Security Agreement, dated July 14, 1999, between the Company and Oxford Venture Finance, as amended (the “Oxford Agreement”), on the same terms and conditions as the existing Oxford Agreement. The letter from Oxford Finance Corporation to the Company (the “Amendment”) effects an extension of the term of the Oxford Agreement from December 31, 2006 to December 31, 2007 and changes the date of the current treasury-bill constant maturity rates to August 27, 2007. The Company may borrow up to an additional $1,000,000 under the Oxford Agreement, as amended pursuant to the Amendment.

The foregoing summary of the Amendment is subject to, and qualified in its entirety by, the Amendment attached to this Form 8-K as Exhibit 99.1, which is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICAGEN, INC.

Date: September 17, 2007	By:	/s/ P. Kay Wagoner
P. Kay Wagoner
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Letter Agreement, dated August 27, 2007, from Oxford Finance Corporation to the Company